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                                                                   EXHIBIT 99(a)



                   [DIGI LOGO]        DIGI INTERNATIONAL INC.
                                      11001 BREN ROAD EAST
                                      MINNETONKA, MINNESOTA 55343

                       Special Meeting of Stockholders
                     ______________, ______________, 2002
                                  9:00 A.M.

                       ________________________________
                       ________________________________
                          ______________, Minnesota











[DIGI LOGO]       DIGI INTERNATIONAL INC.
                  11001 BREN ROAD EAST
                  MINNETONKA, MINNESOTA  55343
                                                                           PROXY
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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING
OF STOCKHOLDERS TO BE HELD ___________, 2002.

The shares of stock you hold will be voted as you specify on this proxy.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" PROPOSAL 1.

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS.

By signing the proxy, you revoke all prior proxies and appoint each of Joseph T. Dunsmore and Subramanian Krishnan as proxies, with full power of substitution and revocation, to vote all shares of Digi common stock that you are entitled to vote at the special meeting of Digi's stockholders to be held _____________, 2002 and at any adjournments or postponements of that meeting.




                     See reverse for voting instructions.
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                                          Company #           Control #


VOTE BY MAIL

      Mark, sign, and date your proxy card and return it in the postage-paid envelope provided.


                       -- Please detach here --

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Approval of the issuance of shares of Digi common stock in the merger of NetSilicon, Inc. into Dove Sub Inc., as described in the accompanying joint proxy statement/prospectus.

                   FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS.

NOTE: Please sign this proxy exactly as the name(s) appears hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. Proxies executed in the name of a corporation should be signed on behalf of the corporation by a duly authorized officer. Where shares are owned in the name of two or more persons, all such persons should sign this proxy.

Dated: ___________, 200_

_____________________________       _____________________________
Signature of Stockholder            Signature of Stockholder

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Proxy #                         Account #                   Issue or Issuer #
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